UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 30, 2004

(Date of earliest event reported)

ARMSTRONG HOLDINGS, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	000-50408	23-3033414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

ARMSTRONG WORLD INDUSTRIES, INC.

(Exact name of registrant as specified in its chapter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 3001, Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (717) 397-0611

NA

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.	Other Events.

On November 23, 2004, U.S. District Judge Eduardo Robreno held a status conference on Armstrong’s Chapter 11 case. The agenda for the conference was how to proceed with the case following the Bankruptcy Court’s December 2003 proposed findings of fact and conclusions of law and its proposed confirmation order for Armstrong’s Plan of Reorganization (the “Plan”). Judge Robreno replaced Judge Alfred Wolin as the U.S. District Judge overseeing the matter earlier this year. No proceedings in the U.S. District Court had been held in this case since the status of the prior judge was challenged in a related case in late 2003.

The Unsecured Creditors Committee, in the status report filed with the Court, had raised objections to the proposed confirmation order and related issues. Judge Robreno scheduled a hearing to consider those objections at 10 a.m. on December 15 in Philadelphia. A copy of the U.S. District Court’s Order to this effect is filed as Exhibit 99.1 to this report.

Based on the hearing, the Court is expected to decide whether the Plan is to be immediately approved, or whether further proceedings are necessary. The Company continues to support Court approval of the Plan, but it is unable to predict when and if it will be confirmed. Therefore, the timing and terms of a resolution of the Company’s Chapter 11 case remains uncertain.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

No. 99.1 Order of the U.S. District Court dated November 23, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMSTRONG HOLDINGS, INC.

By:	/s/ WALTER T. GANGL
Walter T. Gangl
Deputy General Counsel and Assistant Secretary

ARMSTRONG WORLD INDUSTRIES, INC.

	By:	/s/ WALTER T. GANGL
Walter T. Gangl
Assistant Secretary

Date: November 30, 2004

EXHIBIT INDEX

Exhibit No.	Description

No. 99.1	Order of the U.S. District Court dated November 23, 2004.